CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, one fund a series of Eaton Vance Special Investment Trust and the other fund a series of Eaton Vance Mutual Funds Trust (each a “Trust”), appearing in the Annual Report on Form N-CSR of the respective Trusts for the year ended October 31, 2018, and to the references to us under the heading “Multisector Income Fund Financial Highlights”, “Multi-Asset Credit Fund Financial Highlights”, and “Experts” in the Proxy Statement/Prospectus, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

July 30, 2019

Schedule A

Eaton Vance Special Investment Trust

Report Date Fund Name

December 20, 2018 Eaton Vance Multisector Income Fund

Eaton Vance Mutual Funds Trust

Report Date Fund Name

December 27, 2018 Eaton Vance Multi-Asset Credit Fund